SECURITIES AND EXCHANGE COMMISSION
Washington, DC 10549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2005

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant’s telephone number,
including area code:
(616) 527-9450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)      Election of Director

On November 15, 2005, Donna J. Banks was appointed to the Board of Directors of Independent Bank Corporation (the "Company") effective December 1, 2005. Ms. Banks is currently the senior vice president of global supply chain at the Kellogg Company. Additional biographical information is included in the attached press release. Ms. Banks was also appointed to the Board's Compensation Committee and Nominating and Corporate Governance Committee.

Since May 2004, Ms. Banks has served as a director of Independent Bank South Michigan, one of the Company's four wholly owned bank subsidiaries. Ms. Banks is not related by blood, marriage or adoption to any director or executive officer of the Company. There exists no arrangement or understanding between the Company and Ms. Banks under which Ms. Banks will serve as a director, other than the execution of the Company's standard Indemnification Agreement provided to all other directors of the Company. Also, there are no transactions in which Ms. Banks has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits

(d)      Exhibits

99.1	Press release, dated December 5, 2005, announcing the appointment of Donna Banks to the Board of Directors of IBC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 12, 2005	INDEPENDENT BANK CORPORATION (Registrant) By /s/ Robert N. Shuster ————————————— Robert N. Shuster Its Chief Financial Officer